Exhibit 99.2

Star Peak Energy Transition Corp.

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, New York 10004

SPECIAL MEETING IN LIEU OF 2021 ANNUAL MEETING OF STOCKHOLDERS OF

STAR PEAK ENERGY TRANSITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING IN LIEU OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA LIVE AUDIO WEBCAST ON         , 2021.

Important Notice Regarding the Availability of
Proxy Material for the Special Meeting of Shareholders to be held on         , 2021
are available at: https://www.cstproxy.com/starpeakcorp/2021

Vote Virtually at the Meeting — If you plan to attend the virtual Special Meeting, you will need your 12 digit control number printed on this proxy card to vote electronically at the Special Meeting. To attend, please access the following URL address: https://www.cstproxy.com/starpeakcorp/2021.

CONTROL NUMBER

P R O X Y C A R D

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Consent Solicitation Statement/Prospectus, dated         , 2021 in connection with the Special Meeting in lieu of the 2021 annual meeting of stockholders (the “Special Meeting”) to be held virtually, conducted via live audio webcast, at         Eastern Time on         , 2021, and hereby appoints [Eric Scheyer and Michael D. Wilds], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Star Peak Energy Transition Corp. (“STPK”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4, PROPOSAL NO. 5, PROPOSAL NO. 6, PROPOSAL NO. 7, PROPOSAL NO. 8, PROPOSAL NO. 9, PROPOSAL NO. 10 AND, IF NECESSARY, PROPOSAL NO. 11.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11.

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 3, 2020 (as it may be amended and/or restated from time to time, the “Merger Agreement”), by and among Stem, Inc., a Delaware corporation (“Stem” or the “Company”), STPK and STPK Merger Sub Corp., a Delaware corporation (“Merger Sub”) and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Stem with Stem surviving the merger as a wholly owned subsidiary of STPK (the “Merger”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Charter Proposals — To consider and vote upon the following seven separate proposals (collectively, the “Charter Proposals”) to approve the following material differences between the current amended and restated certificate of incorporation of STPK (the “Existing Charter”) and the proposed amended and restated certificate of incorporation of STPK (the “Proposed Charter”) that will be in effect upon the closing of the Merger.
Proposal No. 2 — to increase the number of authorized shares of New Stem (as defined in the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus) common stock from 400,000,000 to 500,000,000 and to authorize the issuance of up to 1,000,000 shares of New Stem preferred stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 3 — to eliminate the Class B Common Stock classification and provide for a single class of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4 — to provide that the number of authorized shares of common stock or preferred stock may be increased or decreased by the affirmative vote of the holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 5 — to provide that any director, or the entire board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 6 — to provide that amendments to STPK’s waiver of corporate opportunities will be prospective only and provide certain other clarificatory amendments to the waiver of corporate opportunities provision.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 7 — to provide that the vote of 66 2∕3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal the bylaws or any provision of the Proposed Charter inconsistent with Section 5.2 of Article V (classification of the board of directors), Article VI (Stockholder Action), Article VIII (Amendment), Article IX (Liability of Directors), Article X (Corporate Opportunity) or Article XI (Forum for Adjudication of Disputes) (Proposal No. 7).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 — conditioned upon the approval of Proposals No. 2 through 7 above, a proposal to approve the Proposed Charter, which includes the approval of all other changes in the Proposed Charter in connection with replacing the Existing Charter with the Proposed Charter, including changing STPK’s name from “Star Peak Energy Transition Corp.” to “Stem, Inc.” as of the closing of the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 9 — The NYSE Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange: (i) the issuance of shares of New Stem Common Stock immediately following the consummation of the merger) pursuant to the PIPE Agreements (as defined in the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus); (ii) the issuance of shares of New Stem Common Stock pursuant to the Merger Agreement; and (iii) the related change of control of STPK that will occur in connection with consummation of the merger and the other transactions contemplated by the Merger Agreement and PIPE Agreements.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 10 — The Incentive Plan Proposal — To consider and vote upon a proposal to approve and adopt the Incentive Plan (as defined in the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus).	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 11 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the STPK Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the STPK Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals, the NYSE Proposal or the Incentive Plan Proposal, or holders of STPK’s Class A Common Stock have elected to redeem an amount of Class A Common Stock such that STPK would have less than $5,000,001 of net tangible assets.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2021

(Signature)

(Signature if held Jointly)
Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.
PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.